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Exhibit 99.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
             SECTION 906 OF THE PUBLIC COMPANY ACCOUNTING REFORM AND
                         INVESTOR PROTECTION ACT OF 2002

In connection with the Quarterly Report of Eloquent, Inc. (the "Company") on Form 10-Q for the quarter ending September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, R. John Curson, the Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to and for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002, that:

    1.  The Report fully complies with the requirements of Section 13(a) or 15
        (d) of the Securities Exchange Act of 1934, as amended; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and results of operations of the Company for the period covered by the Report.


Date: November 11, 2002                 By: /s/ R. John Curson
                                            -----------------------------------
                                            R. John Curson
                                            Chief Financial Officer